Exhibit 32(a)
March 16, 2007
Certification Pursuant to 18 U.S.C. Section 1350
     I, Jeffrey L. Rutherford, President and Chief Executive Officer of LESCO, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 which this certification accompanies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey L. Rutherford Jeffrey L. Rutherford President and Chief Executive Officer